770 Transactions effected pursuant to Rule 10f-3

Liberty All-Star Growth Fund, Inc. (Fund)

On April 26, 2004, the Fund purchased 4,300 par value of common stock of Universal Technical Institute (Securities) for a total purchase price of $172,000 from Bear Stearns pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse Frist Boston; Jefferies & Company, Inc.; Thomas Weisel Partners; Inc.; SunTrust Robinson Humphrey; Legg Mason Wood Walker, Inc.; Piper Jaffray & co.; ThinkEquity Partners, LLC.

Liberty All-Star Growth Fund, Inc. (Fund)

On August 3, 2004, the Fund purchased 1,316 par value of common stock of Carmike Cinemas(Securities) for a total purchase price of $43,428 from Goldman Sachs pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Bear Stearns & Co., Inc.; UBS Securities LLC; Harris Nesbitt Corp; Jefferies & Company, Inc.

Liberty All-Star Growth Fund, Inc. (Fund)

On October 10, 2004, the Fund purchased 350 par value of common stock of Texas Roadhouse (Securities) for a total purchase price of $5,250 from SG Cowen pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

       o The Fund's advisor, Columbia Management Advisors, Inc. (Advisor) believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities.